SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2015

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 4, 2015,  USA Technologies, Inc. (the “Company”) issued a press release announcing the appointment of  David M. DeMedio, age 44, its current Chief Financial Officer (“CFO”), to the newly created executive officer role of Chief Services Officer (“CSO”), and J. Duncan Smith, age 56, as the Company’s CFO, effective August 31, 2015.  Mr. DeMedio will continue to serve as CFO of the Company until August 31, 2015.

J. Duncan Smith

From April 2005 until July 2015, Mr. Smith served as the CFO, Executive Vice President, and Treasurer of Bryn Mawr Bank Corporation, in Bryn Mawr, Pennsylvania  (NASDAQ:BMTC), a $3 billion bank holding company for The Bryn Mawr Trust Company and its subsidiaries. In such role, Mr. Smith oversaw all financial functions and was also responsible for treasury functions, capital market activities and investor relations. From March 1993 until March 2005, Mr. Smith was the CFO of First Chester County Corporation in West Chester, Pennsylvania, a community bank holding corporation. From April 1998 to March 1993, Mr. Smith served as CFO of Security First Bank, in Media, Pennsylvania, a start-up banking operation.  Mr. Smith is a certified public accountant.

On July 22, 2015, the Company and Mr. Smith entered into a letter agreement which was approved by the Board of Directors on July 24, 2015. As set forth in the letter agreement, Mr. Smith will be employed as the Company’s CFO commencing August 31, 2015, receive an annual base salary of $265,000, and  participate in the Company’s Fiscal Year 2016 Short-Term Incentive Plan (the “2016 STI Plan”) and  Fiscal Year 2016 LTI Stock Plan (the “2016 LTI Stock Plan”). The 2016 STI Plan and 2016 Long-Term Stock Incentive Plan were previously described in the Form 8-K filed by the Company on July 30, 2015, which is incorporated herein by reference. If all of Mr. Smith’s target goals are achieved under the 2016 STI Plan, he would earn a cash bonus of $66,250 (25% of base salary) and if all of the maximum distinguished target goals are achieved, he would earn a cash bonus of $132,500 (50% of base salary). If all of the year-over-year percentage target goals are achieved under the 2016 LTI Stock Plan, Mr. Smith would be awarded shares having a value of $198,750 (75% of base salary) and if all of the maximum distinguished year-over-year percentage target goals are achieved, Mr. Smith would be awarded shares having a value of $397,500 (150% of base salary). In addition to the compensation arrangements set forth in the letter agreement, Mr. Smith was awarded non-qualified stock options to purchase up to 90,000 shares at an exercise price of $3.38 per share. The options vest as follows: one-third on August 1, 2016; one-third on August 1, 2017; and one-third on August 1, 2018. The options expire if not exercised prior to August 1, 2022.

A copy of the letter agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The above summary of the letter agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached letter agreement.

David M. DeMedio

Mr. DeMedio joined the Company on a full-time basis in March 1999, and has served as the Company’s CFO since April 2005. In his new role of CSO, Mr. DeMedio will be responsible for overseeing the Company’s ePort Connect Service as well as network and payment security on behalf of the Company’s ePort Connect customers.

As previously reported in the Form 8-K filed by the Company on July 30, 2015, which is incorporated herein by reference, the Board of Directors approved certain compensation arrangements for Mr. DeMedio which became effective on July 24, 2015. Except for Mr. DeMedio’s new role as CSO, and the foregoing compensation arrangements, the terms of Mr. DeMedio’s employment with the Company will remain the same.

Item 7.01. Regulation FD Disclosure.

On August 4, 2015, the Company issued a press release announcing Mr. DeMedio’s appointment as CSO and Mr. Smith’s appointment as CFO. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement dated July 22, 2015, by and between the Company and J. Duncan Smith
99.1	Press Release dated August 4, 2015

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: August 4, 2015	By: /s/ Stephen P. Herbert Stephen P. Herbert, Chairman and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement dated July 22, 2015, by and between the Company and J. Duncan Smith
99.1	Press Release dated August 4, 2015